SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549



                                    FORM  8-K


                             Current  Report  Pursuant
                          to  Section  13  or  15(d)  of  the
                         Securities  Exchange  Act  of  1934


        Date  of  Report  (Date  of  Earliest  Event  Reported)  June  15,  2001

                               DSTAGE.COM,  INC.
                  -----------------------------------------
           (Exact  name  of  registrant  as  specified  in  its  charter)



                                      Delaware
                 _____________________________________________
                 (State  or  Other  Jurisdiction  of  Incorporation)

                                                       52-2195605
    ________________________            ____________________________________
    (Commission  File  Number)            (I.R.S.  Employer  Identification No.)

    1600  Broadway,  Suite  2400,  Denver,  Colorado           80202
    ________________________________________________________________________
    (Address  of  Principal  Executive  Offices)               (Zip  Code)

                                  (303)  542-1802
               ___________________________________________________
              (Registrant's  Telephone  Number,  Including  Area  Code)

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Item  5.  Other  Events.


On June 15, 2001, the Board of Directors of Dstage.com, Inc., a Delaware Corporation, approved a resolution whereby Donald J. Marinari would become Chief Executive Officer of Dstage effective June 18, 2001. An announcement to this effect was issued on June 19, 2001.



Item  7.  Financial  Statements  and  Exhibits

(a)     Financial  Statements  of  Business  Acquired.
     Not  Applicable.
(b)     Pro  Forma  Financial  Information.
     Not  Applicable.
(c)     Exhibits.

A copy of Dstage's press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The press release filed as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business contained in the press release are "forward-looking" rather than "historic." The press release also states that a more thorough discussion of certain factors which may affect the Company's operating results is included in the Company's filings with the Securities and Exchange Commission and will also be included in the Company's Quarterly Report on Form 10QSB for the fiscal quarter ended June 30, 2001 to be filed with the Securities and Exchange
Commission  in  the  near  future.


EXHIBIT  99.1

FOR  IMMEDIATE  RELEASE

Dstage  Taps  Former  President  and  CEO  of  Bell  Atlantic  Directory  As CEO

DENVER, Colorado-June 19, 2001--Dstage Inc. (OTC Bulletin Board: DSTG), pioneers of a new approach to venture formation, today announced that its Board of Directors has appointed Donald J. Marinari as Chief Executive Officer, effective June 18, 2001. "Don's experience in growing a startup venture into a multi-billion dollar enterprise clearly makes him an ideal leader for Dstage and our clients," said Dstage President Sue Perrault. "His real value and synergy with our model, our people and our network stems from his shared passion to radically improve the way new ideas become commercially successful realities."

Commenting on what factors led him to Dstage, Marinari said, "Over the past several months, I have been approached by a variety of firms seeking a seasoned CEO, from wireless concerns to web based training companies. Many of these firms boasted smart and competent teams with potentially bright futures. However, no other firm I've seen has matched a novel and compelling vision of the future with people so dedicated and inspired to realizing that vision the way Dstage has. In a world where news of large write-downs, abandoned initiatives and decreasing revenues has become synonymous with the technology sector, we see opportunity. I look forward to leveraging my experience and insight to strengthen Dstage's ability to fully realize this opportunity."

Over Mr. Marinari's distinguished career he has developed the breadth of experience and creativity required to transform rapidly growing ventures into successful organizations, while proving his mastery of the executive leadership required for profitably guiding a large and mature enterprise. For most of the past decade, Marinari served as President and CEO of Bell Atlantic Directory
Group. Under his leadership, the company grew to more than 2,000 employees serving over 1 million customers. During this same time, he consistently improved operating margins, producing pretax shareholder returns in excess of 35 percent. Prior to Bell Atlantic Directory Group, Marinari was President and CEO of National Telephone Directory Company/Penn-Del Directory Company, where he built a subsidiary from the ground up to a multi-division, 700-person organization generating over $600 million in annual revenue.

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About  Dstage:

Dstage.com, Inc. was formed in October of 1999 to pursue a new approach to venture formation and development. The Dstage model attempts to substantially reduce burdensome cash requirements from the earliest stages of venture creation and replace it with proven knowledge, expertise, technology and other forms of "securitized" intellectual capital. Seeking to engage a massive universe of service and technology providers across virtually every discipline and domain, using Dstage common stock as payment, the Company aims to become the first call for talented visionaries looking to launch promising products and ventures worldwide. This approach is intended to allow participating startups to access the resources needed to develop their ventures and products more rapidly and successfully, while their markets are still fresh. With expert insight and resources invested so early in development, venture founders can focus on realizing their concept instead of raising financial capital. As a result, the Company believes participating ventures will benefit from greater prospects for success both immediately and in later stages of growth. To learn more about the Dstage approach to venture formation and intellectual capital securitization, visit the Company's Investor Relations Center at WWW.DSTAGE.COM, send an email to IR@dstage.com or call 303-542-1802.


FORWARD  LOOKING  STATEMENT  DISCLOSURE

In conjunction with the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release may contain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectation. Further information on potential factors that could affect Dstage.com, Inc. is included in the Company's filings with the Securities and Exchange Commission. Additional information will also be set forth in Dstage's quarterly report on Form 10-Q for the three-month period ended June 30, 2001, which will be filed with the Securities and Exchange Commission in the near future.




SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                            Dstage.com,  Inc.


                             Dated:  June  20,  2001    By:  /s/  Sue  Perrault
                                                                  Sue  Perrault,
                                                                  President

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